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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated October 1, 1998 (except with respect to the matter discussed in Note 3 to the financial statements, as to which the date is October 17, 1998) included in Eastern Enterprises' Current Report on Form 8-K dated November 23, 1998, and to all references to our Firm included in this Registration Statement.

                                          /s/ Arthur Andersen LLP
                                          Arthur Andersen LLP

Boston, Massachusetts
December 16, 1998